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                                                                      EXHIBIT 11





                      HARTFORD LIFE, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (In millions, except per share data)






                                                    Third Quarter Ended          Nine Months Ended
                                                        September 30,              September 30,
                                                     1997          1996          1997         1996
                                                        (Unaudited)                 (Unaudited)
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
Net income (loss)                                    $  83        $ (114)       $ 219        $  (32)

Weighted average common shares outstanding (1)         140           125          132           125

Pro forma earnings (loss) per share (1)              $0.59        $(0.91)       $1.66        $(0.26)
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

(1) See Note 3 of Notes to Condensed Consolidated Financial Statements for further explanation.

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